Exhibit 10.1

FIRST AMENDMENT TO

MARKETING AND SUPPORT SERVICES AGREEMENT

This FIRST AMENDMENT TO MARKETING AND SUPPORT SERVICES AGREEMENT (the “Amendment”) is entered into as of the 28th day of June 2005 by and between Nationwide Financial Services, Inc., a Delaware corporation (“NFS”) and Gartmore Global Investments, Inc., a Delaware corporation (“GGI”).

RECITALS

WHEREAS, NFS and GGI entered into a Marketing and Support Services Agreement (the “Agreement”) on the 28th day of June 2002, such Agreement having a term of three (3) years from the date of execution; and

WHEREAS, NFS and GGI desire to amend the Agreement in the manner set forth below.

NOW THEREFORE:

Section 11 of the Agreement shall be amended and restated as follows:

“Section 11. TERM. The term of this Agreement shall commence on June 28, 2002 and shall terminate automatically at 11:59 p.m. eastern time on August 26, 2005.

IN WITNESS WHEREOF, the parties to the Agreement have entered into this Amendment as of the date first written above.

GARTMORE GLOBAL INVESTMENTS, INC.

By:	/s/ Gerald J. Holland
Gerald J. Holland
Senior Vice President

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ James M. Barnett
James M. Barnett
Vice President